Exhibit 99.1

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
609-671-0980 x570

Samsung Display and Universal Display Corporation Enter into Long-Term OLED Agreements

Ewing, New Jersey – February 14, 2018 - Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today announced the signing of long-term OLED material supply and license agreements with Samsung Display Co., Ltd. (SDC), a global display manufacturing leader. These agreements affirm that Universal Display will continue to supply its proprietary UniversalPHOLED phosphorescent OLED materials and technology to Samsung Display for use in its OLED displays. The agreements are scheduled to run through December 31, 2022, and may be extended for an additional two-year period. Financial terms of the agreements have not been disclosed.

“We are pleased to announce the signing of these long-term agreements with our partner Samsung Display,” said Steven V. Abramson, President and Chief Executive Officer of Universal Display Corporation. “Collaborating for over eighteen years, Samsung Display has been at the forefront of the OLED revolution with its vibrant, colorful, and brilliant displays. SDC’s ground-breaking innovation and manufacturing leadership are paving new pathways of growth in the display industry, including the advent of new form factors. As Samsung continues expanding its OLED product roadmap and investments, we look forward to supporting its advancements with our highly-efficient, high-performing proprietary OLED technologies and UniversalPHOLED materials.”

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries.  Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 4,500 issued and pending patents worldwide.  Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and solid-state lighting.  The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.  To learn more about Universal Display Corporation, please visit http://www.oled.com.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

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All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2016. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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